Exhibit 99.1



FOR IMMEDIATE RELEASE                   Contact:    Jeffrey J. Carfora, EVP, CFO
                                                        (973) 669-7366, ext. 202


           PENNFED FINANCIAL SERVICES, INC. REPORTS COMPLETION OF LAST
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          STOCK REPURCHASE PROGRAM AND COMMENCEMENT OF ITS NEW PROGRAM
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         WEST ORANGE,  NJ, November 1, 2000 - PennFed Financial  Services,  Inc.
(NASDAQ:PFSB), the holding company for the New Jersey-based Penn Federal Savings Bank, today announced that it completed repurchases under its 5 percent stock repurchase program previously authorized in April, 2000.

         Joseph L. LaMonica, President and Chief Executive Officer of PennFed, indicated that, under the completed program, the Company repurchased 420,000 shares at an average price of $13.54. The shares were repurchased in the open market from May 11, 2000 through October 31, 2000 at prices ranging from $12.94 to $14.81. After completion of the repurchase, the Company had 8,042,813 shares of common stock outstanding.

         As previously announced on October 25, 2000, the Company's Board of Directors authorized another 5% Stock Repurchase Program. Under this new program, the Company can repurchase up to 5% of its outstanding shares in the open market over the next 18 months, subject to market conditions.

         Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper Montclair, Verona, and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

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